Exhibit 99.1

PENN Entertainment Reports Fourth Quarter Results
WYOMISSING, PA (February 15, 2024) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today reported financial results for the three months and year ended December 31, 2023.
Jay Snowden, Chief Executive Officer and President, said: “PENN delivered another quarter of solid property level performance while continuing to invest in our high growth digital business, which we believe will create significant long term shareholder value. Our retail results reflect strong customer demand and well-executed strategies across our portfolio. In our Interactive segment, ESPN BET attracted significantly more first-time depositors (FTDs) than we anticipated, which drove higher than expected promotional expense. Our successful launch led to substantial expansion in key performance indicators (KPIs) including monthly active users (MAUs), handle, and cash handle. Importantly, strong early retention and consistent user acquisition have led to steady month-over-month increases in cash handle as our promotional expense has started to normalize entering 2024. ESPN BET has also attracted the mass market sports fan, highlighting the potential to expand the appeal of sports betting and grow the overall market. This foundation sets the stage for continued growth and market share gains as we introduce further product enhancements and deeper integrations into the ESPN media ecosystem.
Strong Customer Demand and Operational Excellence
Property level highlights1:
•Revenues of $1.37 billion;
•Adjusted EBITDAR of $476.4 million; and
•Adjusted EBITDAR margins of 34.7%.
“Property level performance this quarter benefitted from strong customer demand trends, mild weather, and our focus on customer experiences and operational excellence,” said Mr. Snowden. “Notably, 10 properties spread across our portfolio achieved their highest ever fourth quarter revenue, demonstrating the benefits of our geographic diversity and unique omni-channel strategy. In the quarter, we expanded our PENN Play™ database by 1.2 million members, with 90% of this growth coming from our ESPN BET customers. In addition, we will rebrand Greektown’s market-leading sportsbook to ESPN BET this spring – in time for the Detroit NFL draft – and we look forward to potential additional ESPN BET retail launches at key properties as we continue to create meaningful cross-sell opportunities.

1 Property level consists of retail operating segments which are composed of our Northeast, South, West, and Midwest reportable segments.

Successful ESPN BET Launch
Interactive Segment highlights:
•Revenues of $31.5 million (including tax gross up of $107.0 million); and
•Adjusted EBITDA loss of $333.8 million.
“The November 14th launch of ESPN BET led to tremendous download volumes, conversion to over 1 million FTDs, and record handle, supported by our partners at ESPN and our proprietary technology. Our comprehensive strategic alliance with ESPN is providing exceptional value, leading to attractive customer acquisition costs and marketing efficiencies. Additionally, our Hollywood-branded iCasino product within the ESPN BET app has started to benefit from cross-sell opportunities from ESPN BET, with solid revenue growth and record MAUs over the last several months. Looking ahead, we are excited to introduce ESPN BET in North Carolina (expected in March) and New York (expected prior to football season), in each case subject to regulatory approvals, which will take our addressable online sports betting U.S. population from 37% to 46% and significantly expand our reach and scale.
Liquidity and Financial Position
Total liquidity as of December 31, 2023 was $2.1 billion inclusive of $1.1 billion in Cash and cash equivalents. Traditional net debt as of the end of the quarter was $1.6 billion.
ESG – Caring for our People, our Communities and our Planet
“We are proud of the strides we made last year on Corporate Social Responsibility, including the expansion of our Diversity, Equity and Inclusion initiatives. Newsweek named PENN one of ‘America’s Greatest Workplaces for Diversity’, and Forbes named us one of ‘America’s Best Employers for Diversity 2023.’ We provided more than $7 million in support to local charities and veterans-focused organizations and over $17 million in economic development grants. On the environmental side, we completed our inaugural Scope 3 greenhouse gas inventory and established carbon abatement targets for 2024 and beyond. You can read more about the progress we’ve made in terms of caring for our people, our communities and the planet in our upcoming 2023 CSR Report, which will be filed in conjunction with our Proxy in April,” concluded Mr. Snowden.
Additional information on PENN’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. The Company does not provide a reconciliation of projected Adjusted EBITDA and Adjusted EBITDAR because it is unable to predict with reasonable accuracy the value of certain adjustments that may significantly impact the Company’s results, including realized and unrealized gains and losses on equity securities, re-measurement of cash-settled stock-based awards, contingent purchase payments associated with prior acquisitions, and income tax (benefit) expense, which are dependent on future events that are out of the Company’s control or that may not be reasonably predicted.

Summary of Fourth Quarter Results

	For the three months ended December 31,
(in millions, except per share data, unaudited)	2023	2022
Revenues	$1,395.4	$1,585.6
Net income (loss)	$(358.8)	$20.8

Adjusted EBITDA (1)	$(39.6)	$438.3
Rent expense associated with triple net operating leases (2)	152.1	30.0
Adjusted EBITDAR (1)	$112.5	$468.3
Payments to our REIT Landlords under Triple Net Leases (3)	$235.4	$231.9

Diluted earnings (loss) per common share	$(2.37)	$0.13
(1)For more information, definitions, and reconciliations see the “Non-GAAP Financial Measures” section below.
(2)Consists of the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”) that was amended and restated effective January 1, 2023 (referred to as the AR PENN Master Lease and prior to January 1, 2023 referred to as the PENN Master Lease); our triple net master lease effective January 1, 2023 entered in conjunction with and coterminous to the AR PENN Master Lease (referred to as the 2023 Master Lease); our individual triple net lease with GLPI for the real estate assets used in the operations of Hollywood Casino at The Meadows prior to the effective date of the 2023 Master Lease (referred to as the Meadows Lease); as well as our individual triple net leases with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Resort Casino (referred to as the Margaritaville Lease) and Hollywood Casino at Greektown (referred to as the Greektown Lease) and referred to collectively as our “triple net operating leases.”
For the three months ended December 31, 2023, rent expense associated with triple net operating leases pertains to (i) the AR PENN Master Lease; (ii) the 2023 Master Lease; (iii) the Margaritaville Lease; and (iv) the Greektown Lease.
For the three months ended December 31, 2022, rent expense associated with triple net operating leases pertains to (i) the PENN Master Lease (specific to the land and building components associated with the operations of Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course); (ii) the Meadows Lease; (iii) the Margaritaville Lease; and (iv) the Greektown Lease.
(3)Consists of payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under the AR PENN Master Lease, the PENN Master Lease, the 2023 Master Lease, the Pinnacle Master Lease, the Meadows Lease (prior to the effective date of the 2023 Master Lease), the Perryville Lease (prior to the effective date of the 2023 Master Lease), the Margaritaville Lease, the Greektown Lease, and the Morgantown Lease and collectively referred to as our “Triple Net Leases.”
Adjusted EPS
The following table reconciles diluted earnings (loss) per share (“EPS”) to Adjusted EPS (approximate EPS impact shown, per share; positive adjustments represent charges to income):

	For the three months ended December 31,
	2023	2022
Diluted earnings (loss) per share	$(2.37)	$0.13
Impairment losses	0.86	0.08
Business interruption insurance proceeds	(0.05)	(0.05)
Loss on disposal of assets	—	0.01
Transaction related expenses	0.03	0.04
Non-operating items:
Loss (gain) related to debt and equity investments	(0.01)	0.02
Foreign currency transaction loss	—	0.01
Income tax impact on net income adjustments (1)	(0.21)	(0.02)
Adjusted EPS	$(1.75)	$0.22
(1)    The income tax impact includes current and deferred income tax expense based upon the nature of the adjustment and the jurisdiction in which it occurs.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Segment Information
The Company aggregates its operations into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the three months ended December 31,		For the year ended December 31,
(in millions, unaudited)	2023	2022	2023	2022
Revenues:
Northeast segment (1)	$662.9	$667.1	$2,738.4	$2,695.9
South segment (2)	285.1	304.4	1,216.4	1,314.2
West segment (3)	133.7	130.7	528.5	581.9
Midwest segment (4)	290.6	282.0	1,172.6	1,159.6
Interactive (5)	31.5	208.0	718.8	663.1
Other (6)	3.7	3.9	20.2	21.3
Intersegment eliminations (7)	(12.1)	(10.5)	(32.0)	(34.3)
Total revenues	$1,395.4	$1,585.6	$6,362.9	$6,401.7

Adjusted EBITDAR:
Northeast segment (1)	$192.5	$205.0	$831.0	$842.5
South segment (2)	113.0	118.4	494.1	548.1
West segment (3)	50.8	48.7	204.2	220.1
Midwest segment (4)	120.1	115.0	496.6	501.2
Interactive (5)	(333.8)	5.2	(402.5)	(74.9)
Other (6)	(30.1)	(24.0)	(110.8)	(97.6)
Total Adjusted EBITDAR (8)	$112.5	$468.3	$1,512.6	$1,939.4
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Hollywood Casino at Greektown, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown, Hollywood Casino at PENN National Race Course, Hollywood Casino Perryville, Hollywood Casino Toledo, Hollywood Casino York, Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by PENN, Hollywood Casino at The Meadows, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort, Tropicana Las Vegas Hotel and Casino (sold on September 26, 2022), and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs, Argosy Casino Alton, Argosy Casino Riverside, Hollywood Casino Aurora, Hollywood Casino Joliet, our 50% investment in Kansas Entertainment, LLC, which owns Hollywood Casino at Kansas Speedway, Hollywood Casino St. Louis, Prairie State Gaming, and River City Casino.
(5)The Interactive segment includes all of our online sports betting, online casino/iCasino and social gaming operations, management of retail sports betting, media, and the operating results of Barstool Sports, Inc. (“Barstool” or “Barstool Sports”). We owned 36% of Barstool common stock prior to the acquiring the remaining 64% of Barstool common stock on February 17, 2023. In connection with PENN’s decision to rebrand our online sports betting business from Barstool Sportsbook to ESPN BET, PENN entered into a stock purchase agreement with David Portnoy, and on August 8, 2023 we sold 100% of the outstanding shares of Barstool. Interactive revenues are inclusive of a tax gross-up of $107.0 million and $82.9 million for the three months ended December 31, 2023 and 2022, respectively, and $390.4 million and $251.6 million for the year ended December 31, 2023 and 2022, respectively.
(6)The Other category, included in the tables to reconcile the segment information to the consolidated information, consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Park, the Company’s JV interests in Freehold Raceway and our management contract for Retama Park Racetrack. The Other category also includes corporate overhead costs, which consist of certain expenses, such as: payroll, professional fees, travel expenses, and other general and administrative expenses that do not directly relate to or have not otherwise been allocated. Corporate overhead costs were $28.6 million and $23.6 million for the three months ended December 31, 2023, and 2022, respectively, and $106.7 million and $98.5 million for the year ended December 31, 2023, and 2022, respectively.
(7)Primarily represents the elimination of intersegment revenues associated with our retail sportsbooks, which are operated by PENN Interactive.
(8)As noted within the “Non-GAAP Financial Measures” section below, Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric or for reconciliation purposes.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Reconciliation of Comparable GAAP Financial Measure to Adjusted EBITDA,
Adjusted EBITDAR, and Adjusted EBITDAR Margin

	For the three months ended December 31,		For the year ended December 31,
(in millions, unaudited)	2023	2022	2023	2022
Net income (loss)	$(358.8)	$20.8	$(491.4)	$221.7
Income tax (benefit) expense	(49.1)	31.7	(8.2)	(46.4)
Interest expense, net	118.6	203.5	464.7	758.2
Interest income	(9.8)	(11.3)	(40.3)	(18.3)
Income from unconsolidated affiliates	(8.3)	(6.6)	(25.3)	(23.7)
Gain on Barstool Acquisition, net (1)	—	—	(83.4)	—
Gain on REIT transactions, net (2)	—	—	(500.8)	—
Loss on early extinguishment of debt	—	—	—	10.4
Other (income) expenses	(1.0)	4.8	(5.5)	72.1
Operating income (loss)	(308.4)	242.9	(690.2)	974.0
Loss on disposal of Barstool (3)	—	—	923.2	—
Stock-based compensation	14.5	13.0	85.9	58.1
Cash-settled stock-based awards variance (4)	(1.8)	0.7	(13.8)	(15.5)
Loss on disposal of assets	0.1	0.9	0.1	7.9
Contingent purchase price	0.1	0.3	1.9	(0.6)
Pre-opening expenses	—	—	—	4.1
Depreciation and amortization	111.2	150.3	435.1	567.5
Impairment losses (5)	130.6	13.6	130.6	118.2
Insurance recoveries, net of deductible charges	—	—	(13.9)	(10.7)
Income from unconsolidated affiliates	8.3	6.6	25.3	23.7
Non-operating items of equity method investments (6)	1.0	3.2	7.4	7.9
Other expenses (7)	4.8	6.8	29.9	55.2
Adjusted EBITDA	(39.6)	438.3	921.5	1,789.8
Rent expense associated with triple net operating leases	152.1	30.0	591.1	149.6
Adjusted EBITDAR	$112.5	$468.3	$1,512.6	$1,939.4
Net income (loss) margin	(25.7)%	1.3%	(7.7)%	3.5%
Adjusted EBITDAR margin	8.1%	29.5%	23.8%	30.3%
(1)    Includes a gain of $66.5 million associated with Barstool related to remeasurement of the equity investment immediately prior to the acquisition date of February 17, 2023 and a gain of $16.9 million related to the acquisition of the remaining 64% of Barstool common stock.
(2)    Upon the execution of the February 21, 2023 AR PENN Master Lease and the 2023 Master Lease, both effective January 1, 2023, we recognized a gain of $500.8 million as a result of the reclassification and remeasurement of lease components.
(3)    Relates to the loss incurred on the sale of 100% of the outstanding shares of Barstool which was completed on August 8, 2023.
(4)    Our cash-settled stock-based awards are adjusted to fair value each reporting period based primarily on the price of the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period could cause significant variances to budget on cash-settled stock-based awards.
(5)    For the years ended December 31, 2023 and 2022, amounts relate to impairment charges in our Northeast segment of $130.6 million and $116.4 million, respectively.
(6)     Consists principally of interest expense, net, income taxes, depreciation and amortization, and stock-based compensation expense associated with Barstool prior to us acquiring the remaining 64% of Barstool common stock and our Kansas Entertainment, LLC joint venture.
(7)    Consists of non-recurring acquisition and transaction costs and finance transformation costs associated with the implementation of our new Enterprise Resource Management system.

PENN ENTERTAINMENT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
(in millions, except per share data, unaudited)	2023	2022	2023	2022
Revenues
Gaming	$1,036.3	$1,267.4	$4,905.8	$5,201.7
Food, beverage, hotel, and other	359.1	318.2	1,457.1	1,200.0
Total revenues	1,395.4	1,585.6	6,362.9	6,401.7
Operating expenses
Gaming	840.3	706.3	2,989.4	2,864.4
Food, beverage, hotel, and other	237.9	209.3	1,011.4	767.2
General and administrative	383.8	263.2	1,563.4	1,110.4
Depreciation and amortization	111.2	150.3	435.1	567.5
Impairment losses	130.6	13.6	130.6	118.2
Loss on disposal of Barstool	—	—	923.2	—
Total operating expenses	1,703.8	1,342.7	7,053.1	5,427.7
Operating income (loss)	(308.4)	242.9	(690.2)	974.0
Other income (expenses)
Interest expense, net	(118.6)	(203.5)	(464.7)	(758.2)
Interest income	9.8	11.3	40.3	18.3
Income from unconsolidated affiliates	8.3	6.6	25.3	23.7
Gain on Barstool Acquisition, net	—	—	83.4	—
Gain on REIT transactions, net	—	—	500.8	—
Loss on early extinguishment of debt	—	—	—	(10.4)
Other	1.0	(4.8)	5.5	(72.1)
Total other income (expenses)	(99.5)	(190.4)	190.6	(798.7)
Income (loss) before income taxes	(407.9)	52.5	(499.6)	175.3
Income tax benefit (expense)	49.1	(31.7)	8.2	46.4
Net income (loss)	(358.8)	20.8	(491.4)	221.7
Less: Net loss attributable to non-controlling interest	0.7	—	1.4	0.4
Net income (loss) attributable to PENN Entertainment, Inc.	$(358.1)	$20.8	$(490.0)	$222.1

Earnings per share:
Basic earnings (loss) per share	$(2.37)	$0.13	$(3.22)	$1.37
Diluted earnings (loss) per share	$(2.37)	$0.13	$(3.22)	$1.29

Weighted-average common shares outstanding—basic	151.3	154.2	152.1	161.2
Weighted-average common shares outstanding—diluted	151.3	169.7	152.1	176.6

Selected Financial Information and GAAP to Non-GAAP Reconciliations

(in millions, unaudited)	December 31, 2023		December 31, 2022
Cash and cash equivalents	$1,071.8		$1,624.0

Total traditional debt	$2,643.7		$2,699.8
Less: Cash and cash equivalents	(1,071.8)		(1,624.0)
Traditional net debt (1)	$1,571.9		$1,075.8

Amended Revolving Credit Facility due 2027	$—		$—
Amended Term Loan A Facility due 2027	508.8		536.2
Amended Term Loan B Facility due 2029	985.0		995.0
5.625% Notes due 2027	400.0		400.0
4.125% Notes due 2029	400.0		400.0
2.75% Convertible Notes due 2026	330.5		330.5
Other long-term obligations (2)	19.4		38.1
Total traditional debt	2,643.7		2,699.8
Financing obligation (3)	154.1		118.0
Less: Debt discounts and debt issuance costs	(32.2)		(40.3)
	$2,765.6		$2,777.5

Total traditional debt	$2,643.7		$2,699.8
Less: Cash and cash equivalents	(1,071.8)		(1,624.0)
Plus: Cash rent payments to REIT landlords for the trailing twelve months (4)	7,502.4		7,400.0
	$9,074.3		$8,475.8

Adjusted EBITDAR for the trailing twelve months	$1,512.6		$1,939.4

Lease-adjusted net leverage ratio (1)	6.0	x	4.4	x
Traditional net leverage (1)	2.7	x	1.1	x
(1)See “Non-GAAP Financial Measures” section below for more information as well as the definitions of Traditional net debt, Lease-adjusted net leverage ratio, and Traditional net leverage.
(2)Other long-term obligations as of December 31, 2023 primarily includes $9.4 million related to relocation fees due for both Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course, and $10.0 million related to our repayment obligation on a hotel and event center located near Hollywood Casino Lawrenceburg.
(3)Represents cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent and classified as a financing obligation under Accounting Standards Codification Topic 470, “Debt.”
(4)Amount equals 8 times the total cash rent payments to REIT landlords for the trailing twelve months ended December 31, 2023.

Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the three months ended December 31,		For the year ended December 31,
(in millions, unaudited)	2023	2022	2023	2022
Cash payments to our REIT Landlords under Triple Net Leases	$235.4	$231.9	$937.8	$925.0
Cash payments related to income taxes, net	$—	$26.5	$73.9	$72.8
Cash paid for interest on traditional debt	$34.7	$29.1	$162.6	$115.9
Capital expenditures	$152.2	$73.8	$360.0	$263.4
Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA, Adjusted EBITDAR, Adjusted EBITDAR margin, Adjusted EPS, Traditional net debt, Traditional net leverage ratio, and Lease-adjusted net leverage ratio. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.
We define Adjusted EBITDA as earnings before interest expense, net; interest income; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening expenses; loss on disposal of a business; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 “Business Combinations;” and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool (prior to our acquisition of Barstool on February 17, 2023) and our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.
Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.
We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as a supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric.
Adjusted EPS is diluted earnings or loss per share adjusted to exclude loss on disposal of a business; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 “Business Combinations;” impairment losses; pre-opening expenses; debt extinguishment charges; gains or losses on disposal of assets; foreign currency gains/losses; transaction related expenses; business interruption insurance proceeds; and net gains/losses related to equity investments.
Adjusted EPS is a non-GAAP measure and is presented solely as a supplemental disclosure to reported GAAP measures because management believes this measure is useful in providing period-to-period comparisons of the results of the Company’s operations to assist investors in reviewing the Company’s operating performance over time. Management believes it is useful to exclude certain items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events. Further, management believes certain excluded items may not relate specifically to current operating trends or be indicative of future results. Adjusted EPS should not be construed as an alternative to GAAP earnings per share as an indicator of the Company’s performance.
We calculate Traditional net debt as Total traditional debt, which is the principal amount of debt outstanding (excludes the financing obligation associated with cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent) less Cash and cash equivalents. Management believes that Traditional net debt is an important measure to monitor leverage and evaluate the balance sheet. With respect to Traditional net debt, Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce the Company’s debt obligations. A limitation associated with using Traditional net debt is that it subtracts Cash and cash equivalents and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.
The Company’s Traditional net leverage ratio is defined as Traditional net debt (as defined above) divided by Adjusted EBITDAR (as defined above) for the trailing twelve months less cash rent payments to REIT landlords. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness with the cash generated from Company operations.
The Company’s Lease-adjusted net leverage ratio’s numerator is calculated as cash rent payments to REIT landlords for the trailing twelve months capitalized at 8 times plus Traditional net debt (as defined above). The Company’s Lease-adjusted net leverage ratio’s denominator is Adjusted EBITDAR (as defined above) for the trailing twelve months. Management believes this measure is useful as a supplemental measure and provides an indication of the results generated by the Company in relation to its level of indebtedness (including leases) with the cash generated from Company operations.
Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the tables above, which present reconciliations of these measures to the GAAP equivalent financial measures.
Management Presentation, Conference Call, Webcast and Replay Details
PENN is hosting a conference call and simultaneous webcast at 9:00 am ET today, both of which are open to the general public. During the call, management will review a presentation regarding the quarter and recent developments that can be accessed at http://investors.pennentertainment.com/events-and-presentations/presentations.
The conference call number is 312-281-2974; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pennentertainment.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at http://www.pennentertainment.com/corp/investors.
This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, http://www.pennentertainment.com/corp/investors (select link for “Press Releases”).
About PENN Entertainment
PENN Entertainment, Inc., together with its subsidiaries (“PENN,” the “Company,” “we,” “our,” or “us”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. PENN operates 43 properties in 20 states, online sports betting in 18 jurisdictions and iCasino in five jurisdictions, under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, ESPN BET™ and theScore Bet Sportsbook and Casino®. In August 2023, PENN entered into a transformative, exclusive long-term strategic alliance with ESPN, Inc. and ESPN Enterprises, Inc. (together, “ESPN”) relating to online sports betting within the United States. PENN’s ability to leverage the leading sports media brands in the United States (ESPN) and Canada (theScore) will position us to significantly expand our digital footprint and efficiently grow our customer ecosystem. This highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by our market-leading retail casinos, sports media assets, and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform and an in-house iCasino content studio. PENN’s portfolio is further bolstered by our industry-leading PENN Play™ customer loyalty program, which offers our over 29 million members a unique set of rewards and experiences across business channels.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: future revenue and Adjusted EBITDAR; the Company’s expectations of future results of operations and financial conditions, the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results, and the impact of competition, in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN BET and theScore Bet; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of its products; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations with respect to the ongoing introduction and the potential benefits of the cashless, cardless and contactless (3C’s) technology; the Company’s development projects, including the prospective development projects; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.
Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly the Company cautions that forward looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions that could reduce discretionary spending; our ability to effectively compete in the global entertainment, sports content, and gaming industries; our ability to successfully acquire and integrate new properties and operations; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law; win rates; changes in laws, including increased tax rates, regulations, or accounting standards; third-party relations and approvals; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners, and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACT:
Mike Nieves
SVP, Finance & Treasurer
PENN Entertainment
610-373-2400
Joseph N. Jaffoni, Richard Land
JCIR
212-835-8500 or penn@jcir.com